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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                OCTOBER 15, 1999
                                (Date of Report)



                       MANUFACTURED HOME COMMUNITIES, INC.
             (Exact name of registrant as specified in its Charter)



                                     1-11718
                              (Commission File No.)



                  MARYLAND                           36-3857664
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
        incorporation or organization)

   TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS           60606
     (Address of principal executive offices)           (Zip Code)



                                 (312) 279-1400
              (Registrant's telephone number, including area code)


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ITEM 5.      OTHER MATTERS

         On September 30, 1999, Manufactured Home Communities, Inc. as general partner of MHC Operating Limited Partnership, has completed a $125 million private placement of 9.0% Series D Cumulative Redeemable Perpetual Preferred Units to two institutional investors. The units, which are callable after five years, have no stated maturity or mandatory redemption. Net proceeds from the offering were used to pay down amounts outstanding under the company's credit facility and for other corporate purposes.

         On October 1, 1999, Manufactured Home Communities, Inc. increased its current stock repurchase program by one million shares. The shares may be repurchased through open market or privately negotiated transactions.

         On October 5, 1999, Manufactured Home Communities, Inc. increased its current stock repurchase program by an additional one million shares. This authorization is in addition to the one million share increase announced on October 1, 1999. The shares may be repurchased through open market or privately negotiated transactions.




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SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.








                                      MANUFACTURED HOME COMMUNITIES, INC.




                                     BY: /s/ Thomas P. Heneghan
                                         ---------------------------------
                                         Thomas P. Heneghan
                                         Executive Vice President, Treasurer and
                                         Chief Financial Officer

                                     BY: /s/ Mark Howell
                                         --------------------------------
                                         Mark Howell
                                         Principal Accounting Officer





DATE:      October 15, 1999